Exhibit 99.1

Shareowner Services P.O. Box 64945 St. Paul, MN 55164-0945 Vote by Internet, Telephone or Mail 24 Hours a Day, 7 Days a Week Your phone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. INTERNET/MOBILE – www.proxyvote.com Use the Internet to transmit your voting instructions and for the electronic delivery of information. Have your proxy card in hand when you access the web site and follow the instructions to vote your shares. If you vote via the Internet, you must do so no later than [•] p.m. on [•]. PHONE – [•] Use any touch-tone telephone to transmit your voting instructions. Have your proxy card in hand when you call and then follow the instructions to vote your shares. If you vote by telephone, you must do so no later than [•] p.m. on [•]. MAIL – To submit your proxy by mail, mark, sign and date your proxy card and return it in the postage-paid envelope we have provided, or return it to [•]. If you vote by mail, your proxy card must be received no later than [•] p.m. on [•]. ROCKWELL COLLINS 401(k) PLAN SHARES - If you hold shares of Rockwell Collins common stock through the Rockwell Collins Retirement Savings Plan, which is referred to as the Rockwell Collins 401(k) Plan, you may vote your shares by telephone, mail, or via the Internet as described above. If you vote your shares by telephone or via the Internet, your voting instructions must be received before 11:59 p.m. EST on [•], and if you vote your shares by mail, your voting instructions must be received before 6:00 p.m. EST on [•] in order for the plan trustee to vote your shares. Vote In Person – Stockholders who wish to attend the Rockwell Collins special meeting will be required to present verification of ownership of Rockwell Collins common stock, and will be required to present a valid government-issued picture identification, to gain admittance to the Rockwell Collins special meeting. If you are a stockholder of record and plan to attend the Rockwell Collins special meeting and wish to vote in person, you will be given a ballot at the Rockwell Collins special meeting. If you hold shares of Rockwell Collins common stock through the Rockwell Collins 401(k) Plan, you may attend the Rockwell Collins special meeting. However, shares held through the Rockwell Collins 401(k) Plan can only be voted as described above, and cannot be voted in person at the Rockwell Collins special meeting. If you vote your proxy by Internet or by Telephone, you do NOT need to mail back your Proxy Card. Please detach here The Rockwell Collins Board of Directors Recommends a Vote FOR proposals 1 and 2. 1. Approve the issuance of Rockwell Collins, Inc. common stock, par value $0.01 per share, pursuant to the Agreement and Plan of Merger, dated as of October 23, 2016, by and among Rockwell Collins, Inc., Quarterback Merger Sub Corp. and B/E Aerospace, Inc., as the same may be amended from time to time (the “Share Issuance proposal”). For Against Abstain 2. Approve any proposal to adjourn the Rockwell Collins, Inc. special meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies in the event there are not sufficient votes at the time of the special meeting to approve the Share Issuance proposal (the “Adjournment proposal”). For Against Abstain THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED AS THE ROCKWELL COLLINS BOARD RECOMMENDS. Address Change? Mark box, sign, and indicate changes below: Date Signature(s) in Box. Please sign exactly as your name(s) appears on Proxy. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy.

ROCKWELL COLLINS, INC. SPECIAL MEETING OF STOCKHOLDERS Day , Date , 2017 Time Cedar Rapids Marriott 1200 Collins Road NE Cedar Rapids, Iowa 52402 Rockwell Collins, Inc. 400 Collins Road NE Cedar Rapids, Iowa 52498 proxy This proxy is solicited by the Rockwell Collins Board of Directors for use at the Special Meeting of Stockholders on [Date]. The shares of stock you hold in your account or in a dividend reinvestment account will be voted as you specify on the reverse side. If no choice is specified, the proxy will be voted “FOR” Items 1 and 2. The undersigned hereby constitutes and appoints Robert J. Perna and Patrick Allen, and each of them, as proxies, each with full power of substitution, to vote all of the shares of capital stock which the undersigned is entitled to vote at the special meeting of shareholders of Rockwell Collins, Inc. to be held at [•] on [•], or any postponement(s) or adjournment(s) thereof. Such proxies are directed to vote as designated on the reverse side of the proxy card, or if no specification is made, FOR proposal (1), the Share Issuance proposal and FOR proposal (2), the Rockwell Collins Adjournment proposal. This card also constitutes your voting instructions for shares held of record in the Rockwell Collins 401(k) Plan and the undersigned hereby authorizes the trustee of the plan to vote the undersigned’s shares held in their accounts. The trustee is authorized under certain circumstances and in its discretion to vote upon such other business as may properly come before the meeting or any postponement(s) or adjournment(s) thereof. Any voting directions that are provided without specifying a particular vote will be voted FOR proposal (1) and FOR proposal (2). If a participant does not timely submit voting directions, the shares attributable to the participant’s account will be voted by the trustee in the same proportion to shares held in the Rockwell Collins 401(k) Plan for which votes were cast. See reverse for voting instructions.